VIRTUS OPPORTUNITIES TRUST

(the “Fund”)

AMENDMENT NO. 10 TO

CLASS A SHARES

AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 28th day of August, 2012 amends that certain Class A Shares Amended and Restated Distribution Plan Pursuant to Rule 12b-1 under the Investment Company Act of 1940, dated March 1, 2007 and amended on June 27, 2007, September 24, 2007, October 1, 2007, January 31, 2008, March 2, 2009, April 21, 2009, June 30, 2010, September 14, 2010 and March 15, 2011, by and for the Fund (the “Plan”) as herein below provided.

W I T N E S S E T H :

WHEREAS, the Fund wishes to amend Appendix A of the Plan to reflect the addition of the following new series of the Fund: Virtus Emerging Markets Debt Fund, Virtus Emerging Markets Equity Income Fund, Virtus Herzfeld Fund, Virtus International Small-Cap Fund and Virtus Wealth Masters Fund, each of which has been approved as a party to the Plan.

NOW, THEREFORE, in consideration of the foregoing premise, the Fund hereby agrees that the Plan is amended as follows:

1. Appendix A to the Plan is hereby replaced with Appendix A attached hereto and made a part of the Plan.

2. Except as herein provided, the Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Plan.

APPENDIX A

(as of August 28, 2012)

Virtus Allocator Premium AlphaSector Fund

Virtus AlphaSector Rotation Fund

Virtus Alternatives Diversifier Fund

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Dynamic AlphaSector Fund (formerly Virtus Market Neutral Fund)

Virtus Emerging Markets Debt Fund

Virtus Emerging Markets Equity Income Fund

Virtus Foreign Opportunities Fund

Virtus Global Commodities Stock Fund

Virtus Global Infrastructure Fund

Virtus Global Opportunities Fund

Virtus Global Premium AlphaSector Fund

Virtus Global Real Estate Securities Fund

Virtus Greater Asia ex Japan Opportunities Fund

Virtus Greater European Opportunities Fund

Virtus Herzfeld Fund

Virtus High Yield Fund

Virtus International Equity Fund

Virtus International Real Estate Securities Fund

Virtus International Small-Cap Fund

Virtus Multi-Sector Fixed Income Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Premium AlphaSector Fund

Virtus Real Estate Securities Fund

Virtus Senior Floating Rate Fund

Virtus Wealth Masters Fund